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                                                                       Exhibit 5

                   [LETTERHEAD OF ROPES & GRAY APPEARS HERE]


                               January 12, 1998


Renaissance Worldwide, Inc.
189 Wells Avenue
Newton, MA 02159

        Re: Renaissance Worldwide, Inc.
            ---------------------------

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 588,591 shares of Common Stock, no par value (the "Shares"), of Renaissance Worldwide, Inc., a Massachusetts corporation (formerly known as The Registry, Inc.) (the "Company").

        We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Amended and Restated Employee Non-Qualified Stock Option Plan of The Hunter Group, Inc. (the "Plan"). For purposes of this opinion, we have examined the Plan and such other documents, records, certificates, and other instruments as we have deemed necessary.

        We express no opinion as to the applicability of compliance with or effect of Federal Law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and non-assessable.

        We, hereby, consent to your filing this opinion as an exhibit to the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


                                        Very truly yours,

                                        /s/ Ropes & Gray
                                        Ropes & Gray